UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2007

SOUTHWEST WATER COMPANY
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-8176 (Commission File Number)	95-1840947 (IRS Employer Identification Number)

ONE WILSHIRE BUILDING

624 SOUTH GRAND AVENUE, SUITE 2900

LOS ANGELES, CALIFORNIA 90017-3782

(Address of Principal Executive Offices, including zip code)

(213) 929-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

ITEM 2.03               CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT

On December 28, 2007, Southwest Water Company (the “Company”) entered into a lease financing agreement with Fidelity National Capital, Inc.  The agreement provides a $30 million equipment leasing line of credit commitment for an initial term of one year with automatic annual extensions until terminated by either party.  Proceeds  from the lease agreement will be used, in part, to fund the capital expenditure portion of the Company’s Cornerstone project.  Leases pursuant to the agreement have a five year term from each lease commencement date and will be recorded as capital lease obligations.  The lease rate is based on the three year treasury rate in effect on each lease commencement date.  On December 28, 2007, the Company leased $4.6 million of equipment pursuant to this agreement.

The foregoing description of the agreement is qualified in its entirety by reference to the full terms and conditions of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1                           Lease Agreement effective December 28, 2007 between the Company, as lessee and Fidelity National Capital, Inc. as lessor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY

By:	/s/ William K. Dix
William K. Dix
General Counsel and Corporate Secretary

Dated:  January 2, 2008